Exhibit 99.1

News Release

Puma Biotechnology Announces Completion of Private Placement

Raises second tranche of capital bringing total offering proceeds to $60 Million

Los Angeles, CA, November 23, 2011 Puma Biotechnology, Inc., a development stage biopharmaceutical company, today announced that on November 18, 2011, the Company completed the second tranche of its $60 million private financing. In the first tranche, announced on October 5, 2011, Puma sold approximately 14.7 million shares of its common stock to institutional investors at a purchase price of $3.75 per share, resulting in gross proceeds of $55 million. In this second tranche, the Company sold approximately 1.3 million shares of its common stock to accredited investors at the same purchase price of $3.75 per share for gross proceeds of $5 million. Proceeds from the financing will be used primarily to fund the continued clinical development of PB-272 (oral neratinib).

Leerink Swann LLC acted as lead placement agent and National Securities Corporation acted as co-placement agent for the second tranche of Puma’s private financing.

The securities sold in Puma’s private financing have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Puma Biotechnology

Puma Biotechnology, Inc., is a development stage biopharmaceutical company that acquires and develops innovative products for the treatment of various forms of cancer. The Company focuses on in-licensing drug candidates that are undergoing or have already completed initial clinical testing for the treatment of cancer and then seeks to further develop those drug candidates for commercial use. The Company is initially focused on the development of PB-272 (oral neratinib), a potent irreversible tyrosine kinase inhibitor, for the treatment of patients with HER2 positive metastatic breast cancer.

Further information about Puma Biotechnology can be found at www.pumabiotechnology.com.

Forward-Looking Statements:

This press release contains forward-looking statements that involve risks and uncertainties that could cause the Company’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. These risks include, among other things, that the Company has no product revenue and no products approved for marketing, the Company’s dependence on its lead drug candidate, which is still under development and may never receive regulatory approval, the challenges associated with conducting and enrolling clinical trials, the risk that the results of clinical trials may not support the Company’s drug candidate claims, even if approved, the risk that physicians and patients may not accept or use the Company’s products, the Company’s reliance on third parties to conduct its clinical trials and to formulate and manufacture its drug candidates and the Company’s dependence on licensed intellectual property. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update these forward-looking statements, except as required by law.

Contacts:

Alan H. Auerbach, Puma Biotechnology, Inc. +1 310 443 4150

info@pumabiotechnology.com

Andreas Marathovouniotis or David Schull, Russo Partners +1 212 845 4235

andreas.marathis@russopartnersllc.com

david.schull@russopartnersllc.com